THE NEWHALL LAND AND FARMING COMPANY
EMPLOYEE SAVINGS PLAN
AMENDMENT NO. 4

             The Newhall Land and Farming Company Employee Savings Plan (the “Plan”), as restated in its entirety effective January 1, 1989, and subsequently amended, is further amended effective as of the dates set forth below, as follows:

             1.          Section 2.04 of the Plan is amended, effective as of January 1, 2001, to read as follows:

“Accounting Date shall mean January 1 of each year subsequent to the effective date of the Plan on January 1, 1980 and each other date or dates as may be established by the Committee.”

             2.          Subsection 2.12(a) of the Plan is amended, as of July 1, 2000, to read as follows:

             “(a)       any individual who performs services for a Participating Company solely as a Leased Employee, independent contractor, consultant or employee of a third-party employment agency or is classified as such by the Participating Company for whom such services are performed (whether or not such classification is upheld upon governmental or judicial review); and”

3.          Section 2.19 of the Plan is amended, as of January 1, 1997, by striking the definition of  “Highly Paid Employee” and substituting the following:

“Highly Paid Employee means, effective for Plan Years commencing after January 1, 1996, and in determining whether an Employee is Highly Compensated for Plan Years beginning in 1997, an Employee who:

             (a) was a Five Percent Owner at any time during the year or the preceding year, or

             (b) for the preceding year received aggregate Remuneration from the Employer in excess of $80,000 (or such greater amount as the Internal Revenue Service may determine pursuant to Section 414(q)(1) of the Code) and was in the group of Employees consisting of the top 20% of Employees when ranked on the basis of Remuneration paid during the preceding year.

For purposes of identifying Highly Paid Employees, the following rules shall apply:

             (I)         For purposes of determining the number of Employees in the top 20% of Employees by Remuneration under subsection (b) above, the Committee shall exclude Employees who: (i) have not completed six (6) months of service; (ii) normally work less than 17 1/2 hours per week; (iii) normally work during not more than six (6) months during any year; (iv) have not attained age 21; (v) are included in a unit of employees covered by a collective bargaining agreement (except to the extent provided in Treasury Regulations); or (vi) rendered no services to any Affiliated Company during such year.

             (II)        A former Employee who separates from service (whether actually or constructively) shall continue to be treated as a Highly Paid Employee if such Employee was a Highly Paid Employee (i) at any time during the Plan Year in which his/her Severance Date occurs or (ii) at any time after attainment of age fifty-five(55).

             (III)       For purposes of this Paragraph, notwithstanding Section 2.13, the term “Employee” shall exclude any individual who is, at all times during a Plan Year, a nonresident alien and who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from an Affiliated Company which constitutes income from sources within the United States within the meaning of Section 861(a)(3) of the Code.

             (IV)       In determining whether an Employee is a Highly Paid Employee for the 1997 Plan Year, the amendments to Section 414(q) of the Code stated above are treated as having been in effect for years beginning in 1996.”

             4.          Section 2.20 of the Plan is amended, as of January 1, 1997, by striking subparagraph (d) of the definition of “Highly Paid Participant.”

             5.          Section 2.22 of the Plan is amended, as of January 1, 1997, by striking the definition of “Leased Employee” and substituting in lieu thereof the following:

“Leased Employee means any person, other than an a common law employee of an Affiliated Company, who pursuant to an agreement between an Affiliated Company and any other person has performed services for the Affiliated Company (or for the Affiliated Company and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Affiliated Company.”

             6.          Article II of the Plan is amended, as of January 1, 1997, by striking Section 2.34, the definition of “Remaining Participant.”

             7.          Section 2.35 of the Plan is amended, effective as of January 1, 1998, by adding the following paragraph:

“For purposes of Section 5.03, for Limitation Years beginning after December 31, 1997, Remuneration paid or made available during such Limitation Year shall include any elective deferral (as defined in Section 402(g)(3) of the Code), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Sections 125 or 457 of the Code.”

             8.          Section 5.01 is amended, effective as of January 1, 2001, to read as follows:

“Basic Employer Contributions. A Participating Company shall contribute to the Plan on behalf of each Participant who is employed by it at any time during a payroll period an amount equal to the Basic Employer Contribution elected by such Participant with respect to his or her Earnings for such payroll period that are attributable to service for such Participating Company.”

             9.          The introductory phrase in Subsection 5.02(a) is clarified as applied to the determination of eligibility for the Matching Employer Contribution for Plan Years beginning on and after January 1, 1995 to read as follows:

“Subject to subsections (b), (c) and (d), Section 5.03, and Article VI, each Participating Company shall, with respect to each Participant employed by it during a payroll period, contribute to the Trust in cash a Matching Employer Contribution in an amount determined by multiplying (i) the aggregate amount of Basic Employer Contributions not in excess of 6% of a Participant’s Earnings actually allocated to such Participant’s Basic Employer Contribution account for such payroll period by reason of employment with such Participating Company by (ii) a percentage determined by reference to such Participant’s years of Seniority Service as of the end of such Plan Year as follows:”

             10.        Subsections 5.03(e) and 5.04(g) shall be deleted, effective January 1, 2000, and shall have no force or effect with respect to the Account of a Participant who performs an Hour of Service on or after January 1, 2000.

             11.        Effective January 1, 1989, a new Subsection 5.06(c) shall be added to clarify the treatment of Rollover Contributions prior to an Eligible Employee’s becoming a Participant as provided in Article III to read as follows:

             “(c)       An Eligible Employee who makes a Rollover Contribution shall become a Participant as of the date of such contribution even if he or she had not previously become a Participant.  Such an Eligible Employee shall become a Participant only for the purposes of such Rollover Contribution and shall not be eligible to share in any Company contributions until he or she becomes a Participant in accordance with Section 3.01.”

             12.        Article VI of the Plan is amended, effective as of January 1, 1997, by substituting “non-Highly Paid Participant” for “Remaining Participant” wherever the latter appears in Article VI.

             13.        Section 6.01(a) of the Plan is amended in its entirety, effective as of January 1, 1998, to read as follows:

             “(a)       With respect to any Plan Year, the Actual Deferral Percentage (as defined in subsection (b)) of the group consisting of all Highly Paid Participants for such Plan Year shall not exceed the greater of:

             (1)         125 percent of the prior year’s Actual Deferral Percentage for the group of all non-Highly Paid Employee for the prior Plan Year.

             (2)         The lesser of: (i) 200 percent of the prior year’s Actual Deferral Percentage for the group of all non-Highly Paid Participant for the prior Plan Year; or (ii) the prior year’s Actual Deferral Percentage for the group of all non-Highly Paid Participants for the prior Plan Year plus two (2) percentage points.

Notwithstanding the foregoing, the Employer has the right to elect and amend the Plan to use current year data for determining the deferral percentage for all non-Highly Paid Participants.”

             14.        Section 6.02(b) of the Plan is amended in its entirety, effective as of January 1, 1997, to read as follows:

“For Plan Years commencing on or after January 1, 1997, Excess Contributions are allocated to the Highly Paid Participants with the largest dollar amount of Basic Employer Contributions taken into account in Section 6.01(a) above, for the year in which the Excess Contributions arose, beginning with the Highly Paid Participants with the largest dollar amount of such Basic Employer Contributions and continuing in descending order until all the Excess Contributions have been allocated.  For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Contributions.”

             15.        Section 6.03(a) of the Plan is amended in its entirety, as of January 1, 1998, to read as follows:

             “(a)       With respect to any Plan Year, the Contribution Percentage (as defined in subsection (b)) of the group consisting of all Highly Paid Participants for such Plan Year shall not exceed the greater of:

             (1)         125 percent of the prior year’s Contribution Percentage for the group of all non-Highly Paid Participants for the prior Plan Year.

             (2)         The lesser of: (i) 200 percent of the prior year’s Contribution Percentage for the group of all non-Highly Paid Participants for the prior Plan Year; or (ii) the prior year’s Contribution Percentage for the group of all non-Highly Paid Participants for the prior Plan Year plus two (2) percentage points.

Notwithstanding the foregoing, the Employer has the right to elect and amend the Plan to use current year data for determining the contribution percentage for all non-Highly Paid Participants.”

             16.        Section 6.04(b) of the Plan is amended, effective as of January 1, 1997, by adding the following paragraph:

“For Plan Years commencing on or after January 1, 1997, Excess Aggregate Contributions are allocated to the Highly Paid Participants with the largest dollar amount of Matching Contributions taken into account in Section 6.03(a) above, for the year in which the Excess Aggregate Contributions arose, beginning with the Highly Paid Participant with the largest dollar amount of such Matching Contributions and continuing in descending order until all the Excess Aggregate Contributions have been allocated.  For purposes of the preceding sentence, the “largest amount” is determined after distribution of any, Excess Aggregate Contributions.”

             17.        Article VI of the Plan is amended, effective as of January 1, 1998, by striking Section 6.05.

             18.        Section 6.06 of the Plan is amended, effective as of January 1, 1997, by striking Subsection (d).

             19.        Section 6.07(a) of the Plan is amended in its entirety, effective as of January 1, 1998, to read as follows:

             “(a)       If both the Actual Deferral Percentage and the Contribution Percentage do not satisfy the basic limitations set forth in Sections 6.01(a)(1) and 6.03(a)(1) and one or more Highly Paid Participants are eligible to have Basic Employer Contributions made on their behalf and to have Matching Contributions made on their behalf, then the sum of the Actual Deferral Percentages of Highly Paid Participants plus the sum of the Contribution Percentages of Highly Paid Participants shall not exceed the greater of:

             (1)         The sum of: (i) 125 percent of the greater of the prior year’s Actual Deferral Percentage or Actual Contribution Percentage for the group of all non-Highly Paid Participants for the prior Plan Year, plus (ii) two percentage points plus the lesser of the prior year’s Actual Deferral Percentage or Actual Contribution Percentage for the group of all non-Highly Paid Participants for the prior Plan Year.

             (2)         The sum of: (i) 125 percent of the lesser of the prior year’s Actual Deferral Percentage or Actual Contribution Percentage for the group of all non-Highly Paid Participants for the prior Plan Year, plus (ii) two percentage points plus the greater of the prior year’s Actual Deferral Percentage or Actual Contribution Percentage for the group of all non-Highly Paid Participants for the prior Plan Year.

Notwithstanding the foregoing, the Employer has the right to elect and amend the Plan to use current year data for determining the deferral or contribution percentage for all non-Highly Paid Participants.”

             20.        The second sentence of Section 7.02 shall be amended, effective as of January 1, 2001, to read as follows:

“Participants may elect to invest amounts held in their Accounts in shares of a fund consisting of cash and Depositary Units (“Newhall Fund”), consistent with the investment policy implemented by the Committee pursuant to its discretionary authority to administer and interpret the Plan.”

             21.        The last sentence of Section 7.03(a) shall be amended, effective as of January 1, 2001, to read as follows:

“Such designation shall become effective as soon as practicable following receipt of the Participant’s election by the Committee or its delegate.”

             22.        Section 7.03(b) shall be amended, effective January 1, 2001, to read as follows:

“As of each Accounting Date, a Participant may elect to transfer a portion of his or her existing funds into the Newhall Fund consistent with the investment policy and procedures implemented by the Committee, provided the aggregate value of his or her Accounts invested in the Newhall Fund does not exceed 30% of the value of his or her Accounts.  A transfer that exceeds the percentage limitation shall be reduced pro rata between the originating investment funds.  The election provided for in the preceding sentence shall be effective as soon as practicable following receipt of the Participant’s election form by the Committee or its delegate.

             23.        The second sentence of Section 7.09 shall be amended, effective July 8, 1997, to read as follows:

“Each such Investment Manager must be a person (i) who has the power to manage, acquire or dispose of any assets of the Plan, (ii) who (I) is registered as an investment adviser under the Investment Advisers Act of 1940 or any successor statute (“the Act”), (II) is not registered as an investment adviser under the Act by reason of paragraph (1) of Section 203A(2) of the Act, but is registered as an investment advisor under the laws of the state (referred to in paragraph (1) of Section 203A of the Act) in which it maintains its principal office and place of business, and, at the time the fiduciary last filed the registration form most recently filed by the fiduciary with such state in order to maintain the fiduciary’s registration under the laws of such state, also filed a copy of such form with the Secretary of Labor, (III) is a bank as defined in that Act, or (IV) is an insurance company qualified to manage, acquire or dispose of any assets of the Plan under the laws of more than one state, and (iii) has acknowledged in writing that he/she is a fiduciary with respect to the Plan.”

             24.        Subparagraph 9.02(b)(1)(iii) of the Plan is amended in its entirety, effective as of January 1, 1997, to read as follows:

“Payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, or the Participant’s spouse, children, or dependents.”

             25.        The first sentence of Section 9.04 is amended, effective as of January 1, 2001 to read as follows:

Upon approval of his or her application by the Committee (in accordance with the procedure and criteria set forth in subsection (a)), a Participant may borrow from the Trust an amount as specified in subsection (b), upon the terms and conditions set forth in subsection (d).

             26.        The first sentence of Subsection 11.01(c) is amended, effective August 1, 2001, to read as follows:

Notwithstanding subsection (b), a Participant may elect in writing at any time following his or her termination of employment to receive a distribution of his or her entire Vested Value in a lump sum provided that such distribution occurs not more than 90 days following such Participant’s election.

             27.        Effective August 5, 1997, a new Subsection 14.02(g) shall be added to read as follows:

             “(g)      The prohibition set forth in subsection (a) shall not apply to an offset to a Participant’s Account against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order or decree issued, or a settlement entered into, on or after August 5, 1997 in accordance with Sections 401(a)(13)(C) and (D) of the Code.”

             28.        Effective January 1, 1999, the following shall be added to the end of Paragraph 14.06(b)(1):

“and any hardship withdrawal pursuant to Section 9.02.”

             29.        Effective December 12, 1994, a new Section 14.08 shall be added to read as follows:

“USERRA Compliance.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.”

             30.        Except as modified by this Amendment No. 4, all the terms and provisions of the Plan (as previously amended) shall continue in full force and effect.

                           IN WITNESS WHEREOF, Newhall Management Corporation, managing general partner of Newhall Management Limited Partnership, managing general partner of The Newhall Land and Farming Company, a California limited partnership has caused this Amendment No. 4 to be executed on behalf of such partnership by its duly authorized officer as of this 18th day of July, 2001.

THE NEWHALL LAND AND FARMING COMPANY (A CALIFORNIA LIMITED PARTNERSHIP)

By:	NEWHALL MANAGEMENT LIMITED PARTNERSHIP,
MANAGING GENERAL PARTNER

By:	NEWHALL MANAGEMENT CORPORATION,
MANAGING GENERAL PARTNER

By:	/s/ Trude A. Tsujimoto
Title:	Secretary